                                                                    EXHIBIT 99.7

                            COTELLIGENT GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                               ADDITIONAL              TOTAL
                                                PAID-IN   RETAINED STOCKHOLDERS'
                              SHARES    AMOUNT  CAPITAL   EARNINGS    EQUITY
                            ----------  ------ ---------- -------- -------------
Balance at March 31, 1994.   4,863,005   $ 49   $   257    $2,940     $ 3,246
  Dividends of certain
   Pooled Companies prior
   to acquisition.........          --     --        --    (1,734)     (1,734)
  Issuance of common
   stock..................     156,881      2       212        --         214
  Net income..............          --     --        --       539         539
                            ----------   ----   -------    ------     -------
Balance at March 31, 1995.   5,019,886     51       469     1,745       2,265
  Issuance of common stock
   prior to IPO...........     120,478      1       381        --         382
  Redemption of common
   stock..................     (74,140)    (1)     (119)       --        (120)
  Dividends of certain
   Pooled Companies prior
   to acquisition.........          --     --        --    (1,536)     (1,536)
  Reclassification of
   Initially Acquired
   Companies' equity......          --     --     4,307        --       4,307
  Issuance of common
   stock, net of cost.....   5,595,305     56    16,903        --      16,959
  Distribution to founding
   stockholders...........          --     --    (3,492)       --      (3,492)
  Adjustments to conform
   yearends of Pooled
   Companies:
    Capital contribution..          --     --       103        --         103
    Net income............          --     --        --       270         270
    Dividends.............          --     --        --      (288)       (288)
  Net income..............          --     --        --     2,612       2,612
                            ----------   ----   -------    ------     -------
Balance at March 31, 1996.  10,661,529    107    18,552     2,803      21,462
  Issuance of common
   stock..................     610,872      6       463        --         469
  Tax benefit on stock
   options exercised......          --     --       295        --         295
  Dividends/distributions
   of certain Pooled
   Companies prior to
   acquisition............          --     --      (423)   (2,246)     (2,669)
  Retained Earnings of
   immaterial Pooled
   Companies acquired in
   fiscal 1997............          --     --        --      (187)       (187)
  Adjustments to conform
   yearends of Pooled
   Companies:
    Capital contribution..          --     --       159        --         159
    Net income............          --     --        --       (12)        (12)
    Dividends.............          --     --        --       (90)        (90)
  Net income..............          --     --        --     3,710       3,710
                            ----------   ----   -------    ------     -------
Balance at March 31, 1997.  11,272,401    113    19,046     3,978      23,137
  Issuance of common
   stock..................     441,195      4     8,353        --       8,357
  Dividends of certain
   Pooled Companies prior
   to acquisition.........          --     --        --      (546)       (546)
  Net income..............          --     --        --     3,702       3,702
                            ----------   ----   -------    ------     -------
Balance at December 31,
 1997.....................  11,713,596   $117   $27,399    $7,134     $34,650
                            ==========   ====   =======    ======     =======

                                      F-5